As filed with the Securities and Exchange Commission on September 5, 2003
                                                                                                                            Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

THE ROWE COMPANIES
(Exact name of registrant as specified in its charter)

Nevada (State or other jurisdiction of incorporation or organization)	54-0458563 (I.R.S. Employer Identification No.)
1650 Tysons Blvd., Suite 710, McLean, Virginia (Address of principal executive offices)	22102 (Zip Code)
THE ROWE COMPANIES/ROWE FURNITURE DIVISION
401(k) RETIREMENT PLAN
(Full title of the plan)

Dave M. Muchnikoff, P.C.
Craig M. Scheer, P.C.
Silver, Freedman & Taff, L.L.P.
(a limited liability partnership including professional corporations)
1700 Wisconsin Avenue, NW
Washington, D.C. 20007
(Name and address of agent for service)

(202) 295-4500
(Telephone number, including area code, of agent for service)

CALCULATION OF REGISTRATION FEE

Title of Securities to be registered	Amount to be registered	Proposed maximum offering price per share	Proposed maximum aggregate offering price(2)	Amount of registration fee (2)

Common Stock, par value $1.00 per share	500,000 shares	$1.80(1)	$900,000(1)	$73(1)
Interests in Plan	N/A	N/A(2)	N/A	N/A

(1)	Estimated in accordance with Rule 457(h), calculated on the basis of $1.80 per share, which was the average of the high and low sale prices per share of the common stock on the American Stock Exchange on September 4, 2003.
(2)	In addition, pursuant to Rule 416(c) under the Securities Act of 1933, as amended, this Registration Statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plan described herein. In accordance with Rule 457(h)(2), no separate fee calculation is made for plan interests.
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PART I
INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

            The document(s) containing the information specified in Part I of Form S-8 will be sent or given to participants in The Rowe Companies/Rowe Furniture Division 401(k) Retirement Plan (the "Plan") as specified by Rule 428(b)(1) promulgated by the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Securities Act").

            Such document(s) are not being filed with the Commission, but constitute (along with the documents incorporated by reference into the Registration Statement pursuant to Item 3 of Part II hereof) a prospectus that meets the requirements of Section 10(a) of the Securities Act.

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PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.   Incorporation of Certain Documents by Reference.

            The following documents previously filed with the Commission (File No. 001-10226) are hereby incorporated by reference in this Registration Statement and the prospectus to which this Registration Statement relates (the "Prospectus"):

(a)	the Annual Report on Form 10-K of The Rowe Companies, a Nevada corporation (the "Company"), for the fiscal year ended December 1, 2002;
(b)	the Plan's Annual Report on Form 11-K for the plan year ended November 30, 2002;
(c)	the Company's Quarterly Reports on Form 10-Q for the quarterly periods ended March 2, 2003 and June 1, 2003;
(d)	the Company's Current Reports on Form 8-K filed on April 10, 2003, April 17, 2003 and June 27, 2003; and
(e)	the description of the Common Stock of the Company contained in the Company's Registration Statement on Form 8-A filed on March 12, 2003, and all amendments or reports filed for the purpose of updating such description.

            All documents filed by the Company with the Commission pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the Exchange Act"), after the filing of this Registration Statement, and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed incorporated by reference into this Registration Statement and the Prospectus and to be a part hereof and thereof from the date of the filing of such documents. Any statement contained in the documents incorporated, or deemed to be incorporated, by reference herein or in the Prospectus shall be deemed to be modified or superseded for purposes of this Registration Statement and the Prospectus to the extent that a statement contained herein or therein or in any other subsequently filed document which also is, or is deemed to be, incorporated by reference herein or therein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement or the Prospectus.

            This incorporation by reference shall not be deemed to specifically incorporate by reference the information relating to the audit committee report (as permitted under Item 306 of Regulation S-K) or the board compensation committee report on executive compensation and performance graph (as permitted under Item 402(a)(8) of Regulation S-K) contained in any annual meeting proxy statement of the Company. Nor shall this incorporation by reference be deemed to specifically incorporate by reference the information provided under Item 9 or Item 12 of any Current Report on Form 8-K filed by the Company.

            The Company shall furnish without charge to each person to whom the Prospectus is delivered, on the written or oral request of such person, a copy of any or all of the documents incorporated by reference, other than exhibits to such documents (unless such exhibits are specifically incorporated by reference to the information that is incorporated). Requests should be directed to Deborah C. Jacks, The Rowe Companies, 2121 Gardner Street, Elliston, Virginia 24087, telephone number (540) 444-5032.

            All information appearing in this Registration Statement and the Prospectus is qualified in its entirety by the detailed information, including financial statements, appearing in the documents incorporated herein or therein by reference.

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Item 4.   Description of Securities.

            Not Applicable.

Item 5.   Interests of Named Experts and Counsel.

            Sidney J. Silver, whose professional corporation is a partner of Silver, Freedman & Taff, L.L.P. (the firm which has rendered the opinion filed as Exhibit 5 to this Registration Statement), beneficially owns, as of the date hereof, 1,536,014 shares of the Company's common stock (44,175 of which are underlying currently exercisable stock options).

Item 6.   Indemnification of Directors and Officers.

            Section 78.7502 of the Nevada Revised Statutes authorizes a corporation's board of directors to grant indemnity under certain circumstances to directors and officers, when made, or threatened to be made, parties to certain proceedings by reason of such status with the corporation, against judgments, fines, settlements and expenses, including attorneys' fees. In addition, under certain circumstances such persons may be indemnified against expenses actually and reasonably incurred in defense of a proceeding by or on behalf of the corporation. Similarly, the corporation, under certain circumstances, is authorized to indemnify directors and officers of other corporations or enterprises who are serving as such at the request of the corporation, when such persons are made, or threatened to be made, parties to certain proceedings by reason of such status, against judgments, fines, settlements and expenses, including attorneys' fees; and under certain circumstances, such persons may be indemnified against expenses actually and reasonably incurred in connection with the defense or settlement of a proceeding by or in the right of such other corporation or enterprise. Indemnification is permitted where such person: (i) is not liable pursuant to Section 78.138 of the Nevada Revised Statutes or (ii) was acting in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

            Unless ordered by a court, indemnification may be made only following a determination that such indemnification is permissible because the person being indemnified has met the requisite standard of conduct. Such determination may be made (i) by the stockholders; (ii) by the board of directors by a majority vote of a quorum consisting of directors who were not parties to the action, suit or proceeding; (iii) if a majority vote of a quorum consisting of directors who were not parties to the action, suit or proceeding so orders, by independent legal counsel in a written opinion; or (iv) if a quorum of directors who were not parties to the action, suit or proceeding cannot be obtained, by independent legal counsel in a written opinion.

            The Company's bylaws provide for indemnification of directors and officers of the Company as permitted by Nevada law.

            Nevada law also permits expenses incurred by directors and officers in defending a proceeding to be paid by the corporation in advance of the final disposition of such proceeding upon the receipt of an undertaking by the director or officer to repay such amount if it is ultimately determined that he is not entitled to be indemnified by the corporation against such expenses.

Item 7.   Exemption from Registration Claimed.

            Not applicable.

Item 8.   Exhibits.

            See the Index to Exhibits to this Registration Statement.

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Item 9.   Undertakings.

            (a) The undersigned Registrant hereby undertakes:

            (1)     To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

            (i)     To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

            (ii)     To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

            (iii)     To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act of 1934 that are incorporated by reference in the registration statement.

            (2)     That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

            (3)     To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

            (b)     The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

            (c)     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant of expenses incurred or paid by a director, officer or controlling person in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

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SIGNATURES

            Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-8 and the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, there unto duly authorized in the City of McLean, Commonwealth of Virginia, on September 5, 2003.

THE ROWE COMPANIES
By:	/s/ Gene S. Morphis Name: Gene S. Morphis Title: Chief Financial Officer

POWER OF ATTORNEY

            KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Gene S. Morphis, his true and lawful attorney-in-fact and agent, with full power of substitution and re-substitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all said attorney-in-fact and agent or his substitutes or substitute may lawfully do or cause to be done by virtue hereof.

SIGNATURES

            Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

/s/ Gerald M. Birnbach Gerald M. Birnbach Chairman of the Board, President and President (Principal Executive Officer)	Date: September 5, 2003
/s/ Gene S. Morphis Gene S. Morphis Chief Financial Officer (Principal Financial and Accounting Officer)	Date: September 5, 2003
/s/ Richard E. Cheney Richard E. Cheney Director	Date: September 5, 2003
/s/ Harvey I. Ptashek Harvey I. Ptashek Director	Date: September 5, 2003

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/s/ Charles T. Rosen Charles T. Rosen Director	Date: September 5, 2003
/s/ Keith J. Rowe Keith J. Rowe Director	Date: September 5, 2003
/s/ Sidney J. Silver Sidney J. Silver Director	Date: September 5, 2003
/s/ Allan Tofias Allan Tofias Director	Date: September 5, 2003
/s/ Gerald O. Woodlief Gerald O. Woodlief Director	Date: September 5, 2003

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SIGNATURES

            Pursuant to the requirements of the Securities Act of 1933, the trustees (or other persons who administer the employee benefit plan) have duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of McLean, Commonwealth of Virginia, on September 5, 2003.

THE ROWE COMPANIES/ROWE FURNITURE DIVISION 401(k) RETIREMENT PLAN Registrant
Date: September 5, 2003	/s/ Gerald M. Birnbach Gerald M. Birnbach Plan Administrator
Date: September 5, 2003	/s/ Gene S. Morphis Gene S. Morphis Plan Administrator
Date: September 5, 2003	/s/ Timothy J. Fortune Timothy J. Fortune Plan Administrator
Date: September 5, 2003	/s/ Garry W. Angle Garry W. Angle Plan Administrator
Date: September 5, 2003	/s/ Lawrence A. Martinelli Lawrence A. Martinelli Plan Administrator
Date: September 5, 2003	/s/ Deborah C. Jacks Deborah C. Jacks Plan Administrator

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INDEX TO EXHIBITS

Exhibit Number	Description
4.1	Articles of Incorporation of the Company, as amended (filed as an exhibit to the Company's Registration Statement on Form S-8 filed on September 5, 2003 (File No. 333-108542) and incorporated herein by reference).

4.2	Bylaws of the Company, as amended (filed as an exhibit to the Company's Registration Statement on Form S-8 filed on September 5, 2003 (File No. 333-108542) and incorporated herein by reference).
5	Opinion of Silver, Freedman & Taff, L.L.P.
23.1	Consent of Silver, Freedman & Taff, L.L.P. (contained in Exhibit 5)
23.2	Consent of BDO Seidman, LLP
24	Power of Attorney (contained on signature page)

_________________________

            The Registrant hereby undertakes that it will submit or has submitted the Plan and any amendment thereto to the Internal Revenue Service (the "IRS") in a timely manner and has made or will make all changes required by the IRS in order to qualify the Plan under Section 401 of the Internal Revenue Code of 1986, as amended.